ROBBINS & MYERS, INC.                                               EXHIBIT 11.1
- STATEMENT RE:  COMPUTATON OF PER SHARE EARNINGS

(Amounts in thousands, except per share data)                         Year Ended August 31,
                                                                  1996        1995       1994
                                                                --------    --------   ---------
PRIMARY
       Average shares outstanding                                 10,474      10,336     10,214
       Net efffect of dilutive stock options -
       based on the treasury stock method
       using average market price                                    572         450        296
                                                                --------    --------   --------
                                      TOTAL                       11,046      10,786     10,510
                                                                ========    ========   ========


       Income Before Extraordinary Gain and Cumulative
          Effect of Accounting Changes                          $ 20,338    $ 11,825   $  6,355

       Extraordinary (Loss) Gain from Early Extinguishment of
             Debt, Net of Income Taxes                              (813)      1,332         --
                                                                --------    --------   --------
       NET  INCOME (LOSS)                                       $ 19,525    $ 13,157   $  6,355
                                                                ========    ========   ========





       PER SHARE AMOUNTS:

       Income Before Extraordinary Gain and Cumulative
          Effect of Accounting Changes                          $   1.84    $   1.09   $   0.61
       Extraordinary Gain from Early Extinguishment of
             Debt, Net of Income Taxes                             (0.07)       0.13         --
                                                                --------    --------   --------
       NET  INCOME (LOSS)                                       $   1.77    $   1.22   $   0.61
                                                                ========    ========   ========




FULLY DILUTED
       Average shares outstanding                                 10,474      10,336     10,214
       Net effect of dilutive stock options -
       based on the treasury stock method
       using the year-end market price, if
       higher than average market price                              633         538        308
                                                                --------    --------   --------
                                      TOTAL                       11,107      10,874     10,522
                                                                ========    ========   ========


       Income Before Extraordinary Gain and Cumulative
          Effect of Accounting Changes                          $ 20,338    $ 11,825   $  6,355
       Extraordinary Gain from Early Extinguishment of
             Debt, Net of Income Taxes                              (813)      1,332         --
                                                                --------    --------   --------
       NET  INCOME (LOSS)                                       $ 19,525    $ 13,157   $  6,355
                                                                ========    ========   ========




       PER SHARE AMOUNTS:

       Income Before Extraordinary Gain and Cumulative
          Effect of Accounting Changes                          $   1.83    $   1.09   $   0.61
       Extraordinary Gain from Early Extinguishment of
             Debt, Net of Income Taxes                             (0.07)       0.12         --
                                                                --------    --------   --------
       NET  INCOME (LOSS)                                       $   1.76    $   1.21   $   0.61
                                                                ========    ========   ========

Note: Share and per share amounts restated for 2 for 1 stock split effective July 31,1996.
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